exhibit 31.5

Certification

I, Andrew Russakoff, certify that:

1.	I have reviewed this report on Form 10-K/A for the fiscal year ended December 31, 2023 of Angi Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated:	April 26, 2024	/s/ ANDREW RUSSAKOFF
Andrew Russakoff
Chief Financial Officer